AMENDMENT TO CONSULTING AGREEMENT


      This amendment to the Consulting Agreement between eSoft, Inc. (the "Company") and Pantheon Capital Ltd. (the "Consultant") dated as of August 22, 1997, is entered into as of the 11th of November, 1997 (the "Amendment").


                                   RECITALS

      A. The Company and the Consultant entered into a Consulting Agreement dated as of August 22, 1997 (the "Original Agreement") relating to consulting services to be provided to the Company by the Consultant.

      B. The undersigned parties desire to modify certain provisions of the Original Agreement that entitled the Consultant to receive options to purchase 90,000 shares of Common Stock of the Company at an exercise price of $0.50 per share so that options of comparable value with an exercise price of $1.00 per share may be substituted for the $0.50 options.

      C. Pursuant to a calculation using the Black-Scholes method of option valuation, the Company and the Consultant have now agreed that upon cancellation of the options to purchase 90,000 shares of Common Stock at $0.50 per share, the Consultant shall be issued options to purchase 264,600 shares of Common Stock of the Company at $1.00 per share in lieu thereof.


                                  AGREEMENT

      The undersigned parties hereby agree as follows:

     1. Amendments. Section 4(a)(i) of the Original Agreement is hereby deleted in its entirety and in place thereof the following is included:

     "(i) The Company shall grant to the Consultant options to purchase up to 264,600 shares of Common Stock of the Company at a per option exercise price of $1.00. The options shall be immediately exercisable and expire on the later of February 1, 1999 or one year and fifteen days after an initial public offering of the Company's Common Stock is consummated. If requested by the Consultant, the Consultant shall pay cash in an amount equal to the par value of the Common Stock and the Company shall accept a non-interest bearing 12-month promissory note for all but the par value in payment of the exercise price of said options. The Note shall be secured by the shares underlying the options if requested by the Company."


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     2. Acknowledgments. The Company and the Consultant acknowledge that the foregoing amendment supersedes and replaces Section 4(a)(i) of the Original Agreement as if the foregoing amendment had been included in the Original Agreement when executed.

     3. Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Colorado.


                                  SIGNATURES

      IN WITNESS WHEREOF, the Consultant and the Company have caused this Amendment to be executed and delivered as of the first date mentioned above.

                                    THE COMPANY:

                                    eSOFT, INC.


                                    By: /s/Philip L. Becker
                                       -----------------------------------------
                                       Philip L. Becker, Chairman and Chief
                                       Executive Officer

                                    THE CONSULTANT:

                                    PANTHEON CAPITAL LTD.


                                    By: /s/Kent Nuzum
                                       -----------------------------------------
                                       Kent Nuzum, Director